SCHEDULE 14A
                              (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the
        Securities Exchange Act of 1934 (Amendment No. __________)

Filed by the registrant _X_

Filed by a party other than the registrant ___

Check the appropriate box:
  ___ Preliminary proxy statement
  _X_ Definitive proxy statement
  ___ Definitive additional materials
  ___ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

_____________________________Moog Inc.____________________________________
             (Name of Registrant as Specified in Its Charter)

__________________________________________________________________________
                (Name of Persons(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
  _X_ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(i)(2).
  ___ $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
  ___ Fee computed on table below per Exchange Act Rules 14(a)-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

__________________________________________________________________________

(2)  Aggregate number of securities to which transaction applies:

__________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1/

__________________________________________________________________________

(4)  Proposed maximum aggregate value of transaction:

__________________________________________________________________________


____________________

1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

__________________________________________________________________________


(2)  Form, schedule or registration statement no.:

__________________________________________________________________________

(3)  Filing party:

__________________________________________________________________________

(4)  Date filed:

__________________________________________________________________________

                             [LOGO]

             Moog Inc., East Aurora, New York 14052

                         _______________


            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Shareholders of MOOG Inc. will be held in the Auditorium of the Albright-Knox Art Gallery, 1285 Elmwood Avenue, Buffalo, New
York, on Wednesday, February 8, 1995, at 9:15 a.m., for the following purposes:

     1. To elect two directors of the Company, one of whom will be a Class A director, elected by the holders of Class A shares, and one of whom will be a Class B director, elected by the holders of Class B shares, to serve three year terms expiring in 1998, or until the election and qualification of their successors.

     2.   To consider and ratify the selection of KPMG Peat
          Marwick, independent certified public accountants, as auditors of the Company for the 1995 fiscal year.

     3. To consider and transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on December 18, 1994, as the record date for determining which shareholders shall be entitled to notice of and to vote at such meeting. SHAREHOLDERS WHO WILL BE UNABLE TO BE PRESENT PERSONALLY MAY ATTEND THE MEETING BY PROXY. SUCH SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

                              By Order of the Board of Directors


                              John B. Drenning, Secretary


Dated:    East Aurora, New York
          January 10, 1995

                         PROXY STATEMENT

              FOR ANNUAL MEETING OF SHAREHOLDERS OF

                            MOOG INC.
                         _______________

  TO BE HELD IN THE AUDITORIUM OF THE ALBRIGHT-KNOX ART GALLERY
             1285 ELMWOOD AVENUE, BUFFALO, NEW YORK
                       ON FEBRUARY 8, 1995

     This Proxy Statement is furnished to shareholders by the Board of Directors of MOOG Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders on Wednesday, February 8, 1995, at 9:15 a.m., and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying proxy will be mailed to shareholders on or about January 10, 1995.

     If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions thereon. Unless otherwise specified, the proxy shall be deemed to confer authority to vote the shares represented by the proxy "FOR" Proposal 1, the election of directors, and "FOR" Proposal 2, the ratification of KPMG Peat Marwick as independent auditors for the fiscal year 1995.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it insofar as it has not been exercised. Such revocation may be made in person at the meeting, or by submitting a proxy bearing a date subsequent to that on the proxy to be revoked, or by written notification to the Secretary of the Company.

                             GENERAL

     The Board of Directors has fixed the close of business on December 18, 1994, as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. On December 18, 1994, the Company had outstanding and entitled to vote, a total of 6,042,238 shares of Class A common stock ("Class A shares") and 1,677,814 shares of Class B common stock ("Class B shares"). Holders of Class A shares are entitled to elect at least 25% of the Board of Directors (rounded up to the nearest whole number) so long as the number of outstanding Class A shares is at least 10% of the number of outstanding shares of both classes of common stock. Currently, the holders of Class A shares are entitled, as a class, to elect three directors of the Company, and the holders of the Class B shares are entitled, as a class, to elect the remaining five directors. Other than on matters relating to the election of directors or as required by law, where the holders of Class A shares and Class B shares vote as separate classes, the record holder of each outstanding Class A share is entitled to one-tenth vote per share and the record holder of each outstanding Class B share is entitled to one vote per share on all matters to be brought before the meeting. The Class A director and the Class B director will be elected by a plurality of the votes by the respective class. The other matter submitted to the meeting may be adopted by a majority of the votes cast, a quorum of 3,021,120 Class A shares and 838,908 Class B shares being present. The record holders of 9% Cumulative Convertible Exchangeable Preferred Shares, Series B, $1.00 par value ("Series B Preferred Stock") are not entitled to vote on the matters upon which action is to be taken at the meeting.

     In accordance with New York law, abstentions are not counted in determining the votes cast in connection with the ratification of the selection of KPMG Peat Marwick as auditors of the Company for the 1995 fiscal year. Votes withheld in connection with the election of one or more nominees for director will not be counted and will have no effect.

                    CERTAIN BENEFICIAL OWNERS

Security Ownership

     The only persons known by the Company to own beneficially more than five percent of the outstanding shares of either class of the voting common stock of the Company are set forth below.

                                     Class A                Class B
                                     Common                 Common
                                     Stock<F1>              Stock<F1><F2>
                                Amount and             Amount and
                                nature of              nature of
   Name and address of          beneficial  Percent    beneficial  Percent
   beneficial ownership         ownership   of class   ownership   of class
Moog Family Agreement as        190,904        3.2       279,251    16.6
to Voting<F3>.................
c/o Moog Inc.

Jamison Rd.

East Aurora, NY 14052

Seneca Foods Corporation<F4>..  714,600       11.8        55,900     3.3
162 Pittsford-Victor Road

Pittsford, NY 14534

David L. Babson & Co., Inc....  392,600        6.5          -0-      -0-
One Memorial Drive

Cambridge, MA 02142

Moog Inc. Retirement
Plan Trust<F5>................  304,155        5.0       289,603    17.3
c/o Moog Inc. Jamison Rd.

East Aurora, NY 14052

Moog Inc. Savings and Stock
Ownership Plan Trust<F6>......    -0-          -0-       474,383    28.3
c/o Moog Inc.

Jamison Rd.
East Aurora, NY 14052

U.S. Bancorp..................  536,300        8.9          -0-      -0-
111 S.W. Fifth Street

Portland, OR 97208

Pioneering Management
Corporation...................  392,800        6.5          -0-      -0-
60 State Street

Boston, MA 02109

______________________

<F1> See the table on pages 5-6 containing information concerning the shareholdings of directors and officers of the Company.

<F2> Class B shares are convertible into Class A shares on a share-for-
     share basis.

<F3> Does not include options to acquire 40,500 Class A shares and 17,000
     Class B shares. See "Moog Family Agreement as to Voting" for an explanation as to how the shares shown in the table as beneficially owned are voted.

<F4> Does not include 99,900 Class A shares, 20,300 Class B shares and
     $289,000 in principal amount of the Company's 9.875% Convertible Subordinated Debentures due January 15, 2006 which are convertible into Class A shares at $22.88 per share, held by the Seneca Foods Corporation Employees' Pension Benefit Plan Trust. Nor does it include a total of 41,221 Class A shares and options to acquire 45,000 Class A shares, or 26,172 Class B shares and options to acquire 21,304 Class B shares, beneficially owned by the directors and executive officers of Seneca Foods Corporation ("Seneca"). Nor does it include a total of 89,700 Class A shares beneficially owned by the Seneca Foods Foundation. Arthur S. Wolcott, the Chairman, director and major shareholder of Seneca, is also a director of the Company. Robert T. Brady, President and Chief Executive Officer of the Company, is also a director of Seneca (See "Nominees and Directors").

<F5> Shares held are voted by the Trustee, Manufacturers and Traders Trust
     Company, Buffalo, New York, as directed by the Moog Inc. Retirement Plan Committee.

<F6> Of the shares shown as beneficially owned in the table, approximately
     158,335 unallocated shares held are voted by the Trustee, Mellon Bank, N.A., Pittsburgh, Pennsylvania, as directed by the Investment Committee under the Savings and Stock Ownership Plan. An additional 316,048 Class B shares allocated to individual participants under the Plan are voted by the Trustee as directed by the participant to whom such shares are allocated. As of September 30, 1994, 15,958 of the allocated Class B shares belong to officers and are included in the share totals in the table on pages 5-6 for all directors and executive officers as a group.

Moog Family Agreement As to Voting

     The Moog Family Agreement as to Voting is an agreement among the following relatives of the late Jane B. Moog: her children, Constance Moog Silliman, Nancy Moog Aubrecht, Douglas B. Moog and Susan L. Moog; her adult grandchildren; her son-in-law, Richard
A. Aubrecht; her daughter-in-law, Jeanne M. Moog; and Albert K. Hill, former counsel to the Company, whose shares are not covered by the agreement.

     The agreement relates to 190,904 Class A shares and 279,251
Class B shares, exclusive of currently exercisable options, owned of record or beneficially by each of the other parties to the agreement.

     Each of the named parties granted an irrevocable proxy covering that person's shares of stock subject to the agreement to certain parties to the agreement who are required to take any action and cause all shares subject to the agreement to be voted as may be determined by the vote of any four of: Richard A. Aubrecht, Constance Moog Silliman, Jeanne M. Moog, Douglas B. Moog, Susan L. Moog and Albert K. Hill.

     The agreement contains restrictions on the ability of any party to remove all or any shares of stock from the provisions of the agreement and further provides for each of the parties who have the right to vote in certain instances to have successors named by them. In addition, the transfer in any manner of any shares of the Company is subject to the agreement.

     The agreement, by its terms, continues in force until December 31, 2015, unless certain specified contingencies occur prior to that date.

                      ELECTION OF DIRECTORS

     One of three classes of the Board of Directors of the Company is elected annually to serve three year terms. Of the two directors whose terms of office expire at the meeting, one is a Class A director to be elected by the holders of the outstanding Class A shares and one is a Class B director to be elected by the holders of the outstanding Class B shares. Such nominees will be elected to hold office until 1998 and the election and qualification of their successors. The persons named in the enclosed proxy will vote Class A shares for the election of the Class A nominee named below, and Class B shares for the election of the Class B nominee named below, unless the proxy directs otherwise. In the event any of the nominees should be unable to serve as a director, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not expected that any of the nominees will be unable to serve.

Nominees and Directors

     Certain information regarding nominees for Class A and Class B directors, as well as those directors whose terms of office continue beyond the date of the 1995 Annual Meeting of

Shareholders, including their beneficial ownership of equity securities, is set forth below. Unless otherwise indicated, each person held various positions with the Company for the past five years and has sole voting and investment power with respect to the securities beneficially owned. Beneficial ownership includes securities which could be acquired pursuant to currently exercisable options or options which become exercisable within 60 days of the date of this Proxy Statement.

     All of the nominees have previously served as directors and have been elected as directors at prior annual meetings of shareholders.

                                                                                        Series B
                                                                                        Preferred
                                                          Shares of Common Stock        Stock<F1>
                                      First
                    Principal         Elected            Percent            Percent         Percent
               Age  Occupation        Director  Class A  of Class  Class B  of Class Shares of Class

                                      Nominee for Class B Director
Term expiring
in 1998
Arthur S.
Wolcott<F2>... 68   Chairman, Seneca
                    Foods Corporation   1977     26,085      *      17,684     1.1      -0-      -0-

                                      Nominee for Class A Director

Term expiring
in 1998
Robert R.
Banta......... 52   Executive Vice
                    President, Chief
                    Financial Officer,
                    Assistant Secretary,
                    Moog Inc.           1991     35,000      *      17,000     1.0    11,111    11.1

                                  Class B Directors Continuing in Office

Term expiring
in 1997
Richard A.
Aubrecht<F3>.. 50   Chairman of the
                    Board, Moog Inc.    1980     41,413      *      23,978     1.4    17,222    17.2

John D.
Hendrick...... 56   President, Okuma
                    Machinery, Inc.     1994       -0-      -0-       -0-      -0-      -0-      -0-

Term expiring
in 1996
Kenneth J.
McIlraith..... 67   Retired Banking
                    Executive           1976     10,700      *       8,804      *       -0-      -0-

Joe C. Green.. 53   Executive Vice
                    President, Chief
                    Administrative
                    Officer, Moog Inc.  1986     40,500      *      19,734     1.2    11,111    11.1

                                  Class A Directors Continuing in Office

Term expiring
in 1997
Peter P.
Poth<F4>...... 65   Retired Executive   1984        500      *       4,304      *       -0-      -0-

Term expiring
in 1996
Robert T.
Brady<F5>..... 54   President, Chief
                    Executive Officer,
                    Moog Inc.           1984     53,636      *      29,792     1.8    11,111    11.1

All directors
and officers
as a group
(seventeen
persons)                                        374,311<F6> 5.9   180,838<F6> 10.0   100,000   100.0

_______________

* Does not exceed one percent of the class.

<F1> Each share of Series B Preferred Stock, which has one vote per share on matters as to which the class is entitled to vote, is convertible into .086 Class A share.  Under an agreement dated
     October 15, 1988, the nine holders of the Series B Preferred Stock appointed as proxies Vice
     Presidents Richard C. Sherrill and Robert H. Maskrey, who will vote all shares of such stock as determined by a majority of such shares.

<F2> Does not include 50 Class A shares held by Mr. Wolcott's wife, or 99,900 Class A shares, 20,300
     Class B shares and $289,000 in principal amount of the Company's 9.875% Convertible
     Subordinated Debentures due January 15, 2006 held in a pension plan under which Mr. Wolcott is one of three trustees as well as one of a number of beneficiaries.  Also not included are
     714,600 Class A shares and 55,900 Class B shares owned by Seneca Foods Corporation, of which
     Mr. Wolcott is Chairman and a director and a major shareholder.  Also excluded are 89,700 Class
     A shares held by the Seneca Foods Foundation, of which Mr. Wolcott is Chairman and a director
     (see "Certain Beneficial Owners").


<F3> Nancy Moog Aubrecht, wife of Richard A. Aubrecht, is the beneficial owner of 29,569 Class A shares and 39,658 Class B shares, which are not included.

<F4> Mr. Poth was Vice Chairman of Delaware North Companies, Incorporated from November 1991 until he retired in December 1992, and was its President from February 1, 1989 to October 31, 1991.
     From July 1983 to December 1987, he was Executive Vice President -- Administration, and from
     December 1, 1987 to February 1, 1989, he was a business consultant for that company.

<F5> Not included are 200 Class A shares owned by the spouse of Robert T. Brady and 1,000 Class A shares and 3,600 Class B shares owned by such spouse as custodian for their children.

<F6> Does not include shares held by spouses, or as custodian or trustee for minors, as to which beneficial interest has been disclaimed, or shares held under the "Moog Family Agreement as to
     Voting" described above.  Includes 317,200 Class A shares and 131,912 Class B shares subject to currently exercisable options.  Officers and directors of the Company have entered into an agreement among themselves and with the Company's Savings and Stock Ownership Plan (the
     "SSOP"), the Employees' Retirement Plan and the Company, which provides that prior to selling
     Class B shares obtained through exercise of a non-statutory option, the remaining officers and directors, the SSOP, the Employees' Retirement Plan and the Company have an option to purchase the shares being sold.























     During the fiscal year ended September 30, 1994 all executive officers and directors of the Company timely filed with the Securities and Exchange Commission all required reports regarding their beneficial ownership of Company securities.

Other Directorships

     Directors of the Company are presently serving on the following boards of directors of other publicly traded companies:


          Name of Director                    Company


Robert T. Brady..................  First Empire State
Corporation;
                                   Seneca Foods Corporation;
                                   Acme Electric Corporation;
                                   Astronics Corporation

Arthur S. Wolcott................  Seneca Foods Corporation
Richard A. Aubrecht..............  R. P. Adams Company, Inc.

Board of Directors and Committee Meetings

     From October 1, 1993 to September 30, 1994, the Board of
Directors held six meetings. Standing committees of the Board of Directors and the number of meetings they each held were as follows:

                              Number of
          Committees          Meetings            Members


Audit......................       2          Messrs. McIlraith,
                                             Poth and Wolcott

Executive..................       0          Messrs. Aubrecht,
                                             Banta, Brady, Green
                                             and Poth

Executive Compensation.....       1          Messrs. McIlraith,
                                             Poth and Wolcott

Stock Option...............       0          Messrs. McIlraith,
                                             Poth and Wolcott

     Every member of the Board of Directors attended at least 85% of meetings of the Board of Directors and of all committees on which he served.

     The Executive Committee, between meetings of the Board of Directors and to the extent permitted by law, exercises all of the powers and authority of the Board in the management of the business of the Company. The Executive Compensation Committee determines the compensation of corporate officers and oversees the compensation of top management of the Company. The Stock

Option Committee is responsible for the administration of the stock option plans of the Company and recommends to the Board of Directors proposed recipients of stock options. The Audit Committee recommends the engaging and discharging of the independent auditors, acts as liaison between the independent auditors and the Board of Directors, and oversees the Company's internal accounting controls. The Board of Directors does not have a Nominating Committee.

                  COMPENSATION COMMITTEE REPORT

     The Executive Compensation Committee (the "Compensation Committee") determines the compensation of Corporate officers and oversees the administration of executive compensation programs. The Compensation Committee is composed solely of independent, non-employee Directors of the Company. Messrs. McIlraith, Poth and Wolcott served on the Compensation Committee for the past fiscal year. The Compensation Committee is responsible for all elements of executive compensation including base salary management, profit sharing and other benefit programs for key executives.

     The goals of the Company's executive compensation program are to:

     1. Pay competitively to attract, retain and motivate superior executives who must operate in a highly competitive and technologically specialized environment,

     2.   Relate total compensation for each executive to overall
          Company performance as well as individual performance, and

     3. Align executives' performance and financial interests with shareholder value.

     It is the Company's policy to consider the deductibility of executive compensation under applicable income tax rules, as one of many factors used to make specific compensation determinations consistent with the goals of the Company's executive compensation program. Presently and for the foreseeable future, Section 162(m) of the Internal Revenue Code, relating to the non-deductibility of individual annual executive compensation payments in excess of $1 million, will not cause any compensation to be paid by the Company to be nondeductible.

Salaries

     Base salary ranges are developed after considering the recommendations of professional compensation consultants who conduct annual compensation surveys of similar companies. Base salaries within these ranges are targeted to be above average and competitive in relation to salaries paid for similar positions in comparable companies. On an annual basis the Compensation Committee reviews management recommendations for executives' salaries utilizing the results of survey data for comparable executive positions. Individual salary determinations within the established ranges are determined based on position accountabilities, experience, sustained individual performance, overall Company performance, and peer comparisons inside and outside the Company, with each factor being weighed reasonably in relation to the other factors. In light of continuing restructuring efforts aimed at improving overall financial performance, no salary increases were awarded in fiscal 1994.

Management Profit Sharing Plan

     Under the Management Profit Sharing Plan, which is a part of an overall employee profit sharing plan approved by the Board of Directors, an individual executive's annual profit share is determined by multiplying his base salary by the product of the Company's net margin and a multiple which varies with the executive's accountabilities. The Company uses net margin as the performance parameter because it is the principal determinant of Return on Investment and its measurement is clear. The annual net margin is not affected by other complicating factors in the Company's financial structure.

     There is no management profit share paid unless the Company's net margin is at least 2% for the fiscal year. This plan is intended to motivate executives toward the achievement of goals which are directly aligned with shareholder interests. Officers of the Company participate in this plan with all other key executives. No management profit share was paid to executives in 1994 because net margins did not achieve the minimum of 2%.

Stock Options

     Stock option plans have been used in past years to relate the long-term financial interests of executives with those of shareholders.

     The Company had an Incentive Stock Option Plan and a Non-Statutory Stock Option Plan, both of which expired on December 31, 1992. Options granted under these plans and shown in the Fiscal Year-End Option/SAR Values Table on page 11 remain outstanding. All stock options granted under these plans were priced at the fair market value of the underlying stock as of the date of grant. No new stock option plans have been proposed.

Other Compensation Plans

     In order that the total aggregated compensation package provided officers meets the Company's goals, officers are provided certain additional benefit plans as discussed on pages 11-13. These plans are comparable to those provided to executives in companies surveyed by the Company's professional compensation consultants.

Compensation of the Chief Executive Officer

     The Compensation Committee determines the Chief Executive Officer's salary and other compensation elements based on performance. The salary is established within a salary range recommended by an independent compensation consulting firm. The Company has undergone major restructuring over the past few years in response to significant cuts in defense spending. The Company's overall 1993 financial performance improved substantially over 1992, but 1994 performance was short of objectives due to additional restructuring charges. In view of these continuing challenges, the Compensation Committee did not increase the Chief Executive Officer's salary or any other officer salaries in 1994.

     Mr. Brady's leadership continues to reshape the Company to meet the challenges presented by changing markets and intense worldwide competition. His efforts have resulted in improved Company performance during fiscal 1994 and placed the Company in a strong position for future business successes.

     The Compensation Committee believes that its actions have been an effective implementation of the Company's overall compensation policies.

Kenneth J. McIlraith     Peter P. Poth       Arthur S. Wolcott


                  STOCK PRICE PERFORMANCE GRAPH

                          1989 -- 1994

     The following graph compares the cumulative total shareholder return on the Company's Class A Common Stock with that of the AMEX Market Value Index, a major market index of the American Stock Exchange, and the S&P Aerospace/Defense Index, an industry index published by Standard and Poor's Corporation. The comparison for each of the periods assumes that $100 was invested on September 30, 1989 in each of the Company's Class A common stock, the stocks included in the AMEX Market Value Index and the stocks included in the S&P Aerospace/Defense Index. These indices, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.



                    [PERFORMANCE GRAPH HERE]

                   SUMMARY COMPENSATION TABLE

     The following tabulation shows information concerning the compensation for services in all capacities to the Company for the fiscal years ended September 30, 1994, 1993 and 1992, of those persons who were at September 30, 1994 the Company's five most highly compensated executive officers (the "Named Executives").

                                Annual Compensation
                                                    Securities   All other
Name & Principal             Salary  Bonus   Other  Underlying
Compensation
Position               Year    ($)    ($)     ($)   Options(#)     ($)<F1>

Robert T. Brady......  1994  338,782   0     8,535         0       3,321
 President...........  1993  338,782   0     6,664     6,000      61,305
 Chief Executive
 Officer.............  1992  338,782   0     7,809     7,000       3,321

Joe C. Green.........  1994  236,897   0     3,797         0       7,185
 Executive Vice
 President...........  1993  236,897   0     3,797     5,500       7,185
 Chief Administrative
 Officer.............  1992  236,897   0     3,797     5,000       7,099
Robert H. Maskrey....  1994  216,986   0     8,232         0       3,222
 Vice President......  1993  216,986   0     7,831     5,500       3,218
 General Manager.....  1992  216,986   0     7,632     5,000       3,066

Robert R. Banta......  1994  211,635   0     5,711         0       6,469
 Executive Vice
 President...........  1993  211,635   0     6,866     5,500      34,958
 Chief Financial
 Officer.............  1992  211,635   0     7,120     5,000       5,415

Richard A. Aubrecht..  1994  209,299   0     4,966         0       3,438
 Chairman of
 the Board...........  1993  209,299   0     5,703     5,500       3,426
.....................  1992  209,299   0     4,059     5,000       3,211

_______________

<F1> Amounts shown for 1994 include $0, $0, $823, $0 and $2,058 representing Company matching contributions to the Company's Savings and Stock Ownership Plan, $0, $4,556, $0, $4,070 and $0 representing payments in lieu of vacation, and $3,321, $2,629, $2,399, $2,399 and $1,380 representing premiums on group life insurance, paid by the Company on behalf of Messrs. Brady, Green, Maskrey, Banta and Aubrecht, respectively.






              FISCAL YEAR-END OPTION/SAR VALUES<F1>

     Shown below is information as to the number and value of currently exercisable but as yet unexercised options and stock appreciation rights ("SARs") granted during prior years under the Company's Incentive Stock Option Plan and Non-Statutory Stock Option Plan to the Named Executives. Both of these plans terminated in accordance with their own provisions on December 31, 1992.

                                                            Value of
                                   Number of Securities    Unexercised
                                        Underlying         In-The-Money
                                       Unexercised         Options/SARs
                                     Options/SARs at        at Fiscal
                                     Fiscal Year-End        Year-End

                   Class A Shares
                     Acquired On  Realized  Class   Class    Class   Class
   Name              Exercise(#)    ($)       A     B/SARs     A     B/SARs
Robert T. Brady....       0          0     45,000   34,000   $22,125    0

Joe C. Green.......       0          0     40,500   34,000   18,813     0

Robert H. Maskrey..       0          0     40,500   34,000   18,813     0

Robert R. Banta....    5,500      $16,500  35,000   34,000    7,125     0

Richard A.
Aubrecht...........       0          0     40,500   34,000   18,813     0

_______________

<F1> All Class A and Class B options and SARs are currently exercisable.
     Class B options are exercisable in tandem with SARs.




















                   EMPLOYEES' RETIREMENT PLAN

     Under the Company's Employees' Retirement Plan, benefits are payable monthly upon retirement to participating employees of the Company based upon compensation and years of service and subject to limitations imposed by the Employee Retirement Income Security Act of 1974 ("ERISA"). The Employees' Retirement Plan is administered by a Retirement Plan Committee and covers all employees with one year of service and a minimum of 1,000 hours of employment.

     Benefits payable under the Plan are determined on the basis of compensation and credited years of service. It is a career average type plan. Base annual rate of pay for prior service compensation is determined as of January 1, 1984, but in no event may this amount exceed the average rate based upon the five highest January 1 pay rates preceding the plan year of date of determination. Effective October 1, 1989, future service compensation is the basic annual rate of pay for the preceding plan year plus overtime and shift differential compensation.

     The prior service pension is 3/4% of the first $9,000 of prior service compensation, plus 1-3/4% of the excess, multiplied by prior service but not less than the accrued benefit as of September 30, 1984, determined under the prior plan. The future service pension for each year of credited service after September 30, 1984, and before October 1, 1986, is 3/4% of the first $9,000 of future service compensation for such year plus 1-3/4% of the excess. The future service pension for each year of credited service after September 30, 1986, and prior to October 1, 1989, is 3/4% of the first $12,000 of future service compensation for such year, plus 1-3/4% of the excess.

     Effective October 1, 1989, the future service pension for each year of credited service is 1.15% of the first $20,000 of future service compensation for such year, plus 1-3/4% of the excess. Any participant with five years or more of service receives a minimum pension of $2,400 per year, reduced pro rata for credited service of less than 15 years.

                  SUPPLEMENTAL RETIREMENT PLAN

     The Company also has a Supplemental Retirement Plan applicable to all officers of the Company with at least 10 years continuous service retirement at age 65 or older.

     The Supplemental Retirement Plan provides benefits for an officer at age 65 with 25 years of service equal to 60% of the average of the highest consecutive three year base salary of such officer prior to retirement, less any benefits payable under the Employees' Retirement Plan, and also less the primary Social Security benefit of such officer at age 65. An officer 60 or more years of age, whose combined chronological age and years of service equal or exceed 90, may elect early retirement and receive reduced benefits. A reduced benefit is available for officers 65 years of age with between 10 and 25 years of service.

     Benefits are payable in the same form and manner as benefits under the Employees' Retirement Plan, but are payable solely from the general assets of the Company and not from the trust fund maintained under the Employees' Retirement Plan, or any other particular fund. A participant's benefits are vested in the event of an involuntary termination of employment other than for active wrongdoing or other grievous cause. For purposes of the Supplemental Retirement Plan, a change in duties, responsibilities, status, pay or perquisites which follows a change in ownership or control of the Company is deemed an involuntary termination.

     The projected annual benefits, assuming level continuation of earnings, payable at normal retirement age for each of the Named Executives under the Employees' Retirement Plan and the
Supplemental Retirement Plan are:

                                        Projected Annual Benefit
                                            Payable at Normal
          Name                               Retirement Age

Robert T. Brady.............................      $187,825
Joe C. Green................................       126,754
Robert H. Maskrey...........................       114,796
Robert R. Banta.............................       111,681
Richard A. Aubrecht.........................       110,213

           EMPLOYMENT TERMINATION BENEFITS AGREEMENTS

     Certain executive officers of the Company, including those named in the Summary Compensation Table, have entered into Employment Termination Benefits Agreements with the Company.

     The Employment Termination Benefits Agreements provide that upon death, disability or retirement, the executive will receive those benefits provided to him by the Company under all its benefit plans. Where employment is terminated for cause, the executive is entitled to the cash equivalent of any accrued extended vacation, but is not entitled to participate in any profit sharing award or incentive compensation payable after the date of termination. In such circumstances, the right to exercise any stock options is also terminated. Upon a voluntary termination, the executive receives employment benefits up to the date of termination, as well as the cash value of any extended vacation benefits. In the event of a voluntary termination, the executive is not entitled to receive any profit sharing award payable after termination.

     Upon an involuntary termination, the executive is immediately vested under the Employees' Retirement Plan and Supplemental Retirement Plan and is entitled to receive for one year, certain perquisites and insurance benefits. The executive also receives amounts otherwise payable under the Management Profit Sharing Plan. Stock options may be exercised, or if not then exercisable, the executive is entitled to cash in an amount equal to the difference between the then current market value of the Company common stock underlying the option and the option's exercise price. The executive is entitled to accrued extended vacation benefits, as well as to the continuation of base compensation for between 12 and 36 months, based on years of service. Where involuntary termination occurs by reason of a change in control of the Company, the executive receives the benefits otherwise provided for an involuntary termination, with accelerated vesting of compensation continuation.

     During the term of the Employment Termination Benefits Agreements, and in the event of involuntary termination upon a change of control, until the last payment to the executive is made under the Employment Termination Benefits Agreements, the executive may not compete with the Company.

        DIRECTORS AND OFFICERS INDEMNIFICATION INSURANCE

     On October 25, 1994, the Company renewed an officers and directors indemnification insurance policy written by The Chubb Group. The renewal was for a one-year period at an annual premium of $93,285. The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of their conduct in such capacities. No payments or claims of indemnification or expenses have been made under any such insurance policies purchased by the Company at any time.

                    COMPENSATION OF DIRECTORS

     Non-management directors are paid $1,250 per month and reimbursed for expenses incurred in attending Board and committee meetings. They received aggregate cash remuneration of $80,250 for the fiscal year ended September 30, 1994, including all fees paid to Warren B. Cutting, Director Emeritus.

   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. McIlraith, Poth and Wolcott served on the Compensation Committee for the past fiscal year. Mr. Wolcott is also Chairman of the Board and a major shareholder of Seneca
Foods Corporation ("Seneca"). Mr. Brady, the Company's President and Chief Executive Officer, is a director of Seneca.

              TRANSACTIONS WITH MOOG CONTROLS INC.

     During fiscal year 1994, the Company sold to Moog Controls Inc. ("MCI") products and services in the amount of $2,461,446 and purchased from MCI products and services in the amount of $2,820,482. MCI is wholly-owned by the father-in-law of Richard A. Aubrecht, Chairman of the Board of the Company.

                      INDEPENDENT AUDITORS

     The Board of Directors, on recommendation of the Audit Committee, has selected KPMG Peat Marwick, independent certified public accountants, to continue as independent auditors of the Company for fiscal year 1995. Representatives of KPMG Peat

Marwick are expected to attend the shareholders meeting, will be available to respond to appropriate questions and will be given the opportunity to make a statement if they so desire.

     The Board of Directors recommends a vote "FOR" ratification of KPMG Peat Marwick as auditors for fiscal year 1995.

        PROPOSALS OF SHAREHOLDERS FOR 1996 ANNUAL MEETING

     Proposals of shareholders intended to be presented to the 1995 Annual Meeting of Shareholders must be received by the Secretary of the Company prior to September 1, 1995, for inclusion in the Proxy Statement for that meeting.

                          OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at this meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

     The cost of this solicitation of proxies will be borne by the Company. The Company may request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record, and will reimburse such persons for any reasonable expense in forwarding the material. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone and will not receive any additional compensation.

     Copies of the 1994 Annual Report of the Company are being mailed to shareholders, together with this Proxy Statement, proxy card and Notice of Annual Meeting of Shareholders. Additional copies may be obtained from the Treasurer of the Company, East Aurora, New York 14052.

                              By Order of the Board of Directors


                              John B. Drenning, Secretary


Dated:    East Aurora, New York
          January 10, 1995

                            MOOG INC.
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                       FEBRUARY 8, 1995 AT 9:15 A.M.
              ALBRIGHT-KNOX ART GALLERY, 1285 ELMWOOD AVENUE
                             BUFFALO, NEW YORK
                              CLASS B SHARES

     The undersigned hereby appoints Richard A. Aubrecht, Robert T. Brady and John B. Drenning, and each of them, attorneys and proxies each with full power of substitution, to vote all shares of Class B common stock of MOOG INC. held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on February 8, 1995, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated below, all in accordance with and as more fully described in the accompanying Proxy Statement.

     It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.

     THE CLASS B SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BELOW, OR IF NO DIRECTION IS GIVEN, THEY WILL BE VOTED FOR THE NOMINEE LISTED IN ITEM 1 AND FOR ITEM 2.

                               (See Reverse)

          No. 1               THE BOARD OF DIRECTORS RECOMMENDS THAT
  Election of Director           YOU VOTE FOR: CLASS B DIRECTOR -
                                      TERM EXPIRING IN 1998
                    Withhold            Arthur S. Wolcott
                    authority
FOR the              for the
nominee              nominee
  / /                  / /

THE BOARD OF DIRECTORS RECOM-
MENDS THAT YOU VOTE FOR:
          No. 2                                   No. 3
Ratification of KPMG Peat     In their discretion, the proxies are
Marwick as auditors for       authorized to vote upon any other matters of
fiscal year 1995              business which may properly come before the
                              meeting, or any adjournment(s) thereof.
FOR   AGAINST    ABSTAIN
/ /     / /        / /        Dated:_____________________________1995
                                          (Month) (Day)

                              _______________________________________

                              _______________________________________
                                    (Signature of Shareholders)

THIS PROXY IS SOLICITED BY    Please date and sign your name as the same
THE BOARD OF DIRECTORS.       appears on this Proxy.  Joint owners should
PLEASE RETURN IT PROMPTLY IN each sign. If the signer is a corporation, THE ENCLOSED ENVELOPE, WHICH please sign full name by duly authorized
REQUIRES NO POSTAGE IF        officer.  Executors, administrators, trust-
MAILED IN THE U.S.A.          ees, etc. should give full title as such.

                                 MOOG INC.
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                       FEBRUARY 8, 1995 AT 9:15 A.M.
              ALBRIGHT-KNOX ART GALLERY, 1285 ELMWOOD AVENUE
                             BUFFALO, NEW YORK
                              CLASS A SHARES

     The undersigned hereby appoints Richard A. Aubrecht, Robert T. Brady and John B. Drenning, and each of them, attorneys and proxies each with full power of substitution, to vote all shares of Class A common stock of MOOG INC. held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on February 8, 1995, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated below, all in accordance with and as more fully described in the accompanying Proxy Statement.

     It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.

     THE CLASS A SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BELOW, OR IF NO DIRECTION IS GIVEN, THEY WILL BE VOTED FOR THE NOMINEE LISTED IN ITEM 1 AND FOR ITEM 2.

                               (See Reverse)

          No. 1               THE BOARD OF DIRECTORS RECOMMENDS THAT
  Election of Director           YOU VOTE FOR: CLASS A DIRECTOR -
                                      TERM EXPIRING IN 1998
                    Withhold            Robert R. Banta
                    authority
FOR the              for the
nominee              nominee
  / /                  / /

THE BOARD OF DIRECTORS RECOM-
MENDS THAT YOU VOTE FOR:
          No. 2                                   No. 3
Ratification of KPMG Peat     In their discretion, the proxies are
Marwick as auditors for       authorized to vote upon any other matters of
fiscal year 1995              business which may properly come before the
                              meeting, or any adjournment(s) thereof.
FOR   AGAINST    ABSTAIN
/ /     / /        / /        Dated:_____________________________1995
                                          (Month) (Day)

                              _______________________________________

                              _______________________________________
                                    (Signature of Shareholders)

THIS PROXY IS SOLICITED BY    Please date and sign your name as the same
THE BOARD OF DIRECTORS.       appears on this Proxy.  Joint owners should
PLEASE RETURN IT PROMPTLY IN each sign. If the signer is a corporation, THE ENCLOSED ENVELOPE, WHICH please sign full name by duly authorized
REQUIRES NO POSTAGE IF        officer.  Executors, administrators, trust-
MAILED IN THE U.S.A.          ees, etc. should give full title as such.